UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2006

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-12593	47-0728886
(Commission file number)	(IRS Employer Identification Number)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

(340) 777-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 10, 2006, Atlantic Tele-Network, Inc. (“ATN”), completed the acquisition of SoVerNet, Inc. In connection with the acquisition, ATN acquired all of the outstanding common stock of SoVerNet, Inc. for approximately $12.7 million, including the repayment of approximately $1.4 million in SoVerNet debt and the payment of transaction expenses. On February 13, 2006, ATN issued a press release announcing the merger, a copy of which is attached hereto as Exhibit 99.1.

The merger was subject to regulatory approval by the Federal Communications Commission (“FCC”) as well as the State of Vermont Public Service Board (“VPSB”). The FCC domestic and international 214 applications were put on public notice by the FCC on January 10, 2006 and January 27, 2006, respectively, and the VPSB granted its consent to the merger on February 2, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
Chief Executive Officer

Dated: February 15, 2006

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